Exhibit 4.(x)

FORETHOUGHT LIFE INSURANCE COMPANY

[Indianapolis, IN]

POINT-TO-POINT TIERED PARTICIPATION
RATE WITH BUFFER INDEXED
STRATEGY RIDER

This Rider is made a part of the Contract to which it is attached and is effective on the Rider Effective Date. Terms used in this Rider shall have the same meanings as are set forth in the Contract unless otherwise defined in this Rider. In case of a conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider will control. This Rider modifies the Contract as follows:

This Rider provides for one or more Point-To-Point Tiered Participation Rate with Buffer Indexed Strategies on the Contract, as listed in the Rider Data section. No Index Credit is provided in a Strategy Term for funds withdrawn during that Strategy Term, or for Rider Charges assessed during that Strategy Term, if any. The Strategy Interim Value is the daily account value used for withdrawals, surrenders, annuitization and death benefit payments.

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RIDER DATA

Rider Effective Date	[01/05/2022]

[Indexed Strategy	[S&P 500® Six-Year Point-To-Point Tiered Participation Rate With [5%] Buffer Indexed Strategy]
Index	[Standard & Poor’s 500 Price Return Index (“S&P 500® Price Return Index”]*
Index Value	Does [not] include any dividends that may be paid by the firms that comprise the Index.
Interest Crediting Frequency	[Six Years]
Allocated Premium Payment	[$Xx,Xxx]
Allocation Percentage	[Xx%]
[Initial Tier One Participation Rate	[X.Xx%] ]
[Initial Tier Two Participation Rate	[X.Xx%] ]
Minimum Guaranteed Participation Rate	[10%]
[Initial Tier Level	[X.Xx%] ]
Maximum Guaranteed Tier Level	[30%]
Buffer Percentage	[5%]
Strategy Term	[6] Year[s]]

[Indexed Strategy	[S&P 500® Six-Year Point-To-Point Tiered Participation Rate With [10%] Buffer Indexed Strategy]
Index	[Standard & Poor’s 500 Price Return Index (“S&P 500® Price Return Index”]*
Index Value	Does [not] include any dividends that may be paid by the firms that comprise the Index.
Interest Crediting Frequency	[Six Years]
Allocated Premium Payment	[$Xx,Xxx]
Allocation Percentage	[Xx%]
[Initial Tier One Participation Rate	[X.Xx%] ]
[Initial Tier Two Participation Rate	[X.Xx%] ]
Minimum Guaranteed Participation Rate	[10%]
[Initial Tier Level	[X.Xx%] ]
Maximum Guaranteed Tier Level	[30%]
Buffer Percentage	[10%]
Strategy Term	[6] Year[s]]

*            See the Contract Data Page for the Index disclaimer.

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DEFINITIONS

Buffer Percentage - The percentage of protected negative Index Return. The Buffer Percentage is shown in the Rider Data section.

Daily Fixed Income Asset Proxy Interest Rate - A rate of interest used in the calculation of the Fixed Income Asset Proxy.

Derivative Asset Proxy - A component of the Strategy Interim Value formula. It reflects Our valuation of a hypothetical portfolio of derivative instruments that replicates the derivative assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base and the market value of options.

Ending Index Date - The Valuation Day used to determine the Index Value at the end of the Strategy Term. This is the Valuation Day immediately preceding the Contract Anniversary.

Fixed Income Asset Proxy - A component of the Strategy Interim Value formula and used in the calculation of the Market Value Adjustment, if applicable. It reflects Our valuation of a hypothetical portfolio of fixed income instruments that replicates the fixed income assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base, the market value of options on the Starting Index Date, the number of days elapsed in the Strategy Term, and the Daily Fixed Income Asset Proxy Interest Rate.

Index - Defined for each Indexed Strategy and is used to determine the Index Credit. The Index used for each Indexed Strategy is shown in the Rider Data section.

Index Value – Defined for each Indexed Strategy and is the published value of an Index. If the Index Value is not published on any day for which an Index Value is required, the nearest preceding published Index Value will be used.

Rider Effective Date - The later of the Issue Date or the date that this Rider becomes part of Your Contract.

Starting Index Date - The Valuation Day used to determine the Index Value and the market value of options at the beginning of the Strategy Term. This is the Valuation Day immediately preceding the Issue Date or the Contract Anniversary.

Strategy Term – Defined for each Indexed Strategy and is the length of time during which each such strategy’s Tier Levels and Tier Participation Rates are guaranteed and at the end of which the Index Credit is calculated and credited for that Indexed Strategy. The Strategy Term for each Indexed Strategy is shown in the Rider Data section.

Tier Level - The level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Level on the Issue Date is shown in the Rider Data section for those Indexed Strategies to which You have Allocated Premium Payment. The Tier Level is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term. The Tier Level will never be greater than the Maximum Guaranteed Tier Level for the Indexed Strategy shown in the Rider Data section.

Tier Participation Rates - A percentage that is multiplied by any positive Index Return to calculate the Index Credit at the end of each Strategy Term.  Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate.  Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate.  Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

The Tier One Participation Rate and Tier Two Participation Rate on the Issue Date are shown in the Rider Data section for those Indexed Strategies to which You have Allocated Premium Payment. These Tier Participation Rates are declared in advance of each Strategy Term and are guaranteed not to change for the Strategy Term. The Tier One Participation Rate and Tier Two Participation Rate will never be less than the Minimum Guaranteed Participation Rate for the Indexed Strategy shown in the Rider Data section.

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DISCONTINUATION OF OR SUBSTANTIAL CHANGE TO AN INDEX

We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may substitute a comparable index as approved by the Insurance Department of the state in which the Contract is issued. We will notify You and any assignee of record of the substitution.

DISCONTINUATION OF AN INDEXED STRATEGY

We reserve the right to discontinue offering any Indexed Strategy at any time. If We discontinue offering an Indexed Strategy, You must reallocate Your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If You do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy.

CALCULATION OF INDEXED STRATEGY BASE

The Indexed Strategy Base is the basis for the calculation of: a) the Strategy Contract Value at the end of the Strategy Term; b) the Strategy Contract Value prior to Contract Maturity Date; and c) the Strategy Interim Value.

At the beginning of a Strategy Term, the Indexed Strategy Base for an Indexed Strategy is set equal to the portion of the Premium Payment or Contract Value that is allocated to that Indexed Strategy.

On any other Valuation Day, the Indexed Strategy Base is set equal to:

1.	If a Withdrawal or an Advisory Fee Withdrawal, if applicable, is taken, the Indexed Strategy Base immediately after the withdrawal is equal to the Indexed Strategy Base immediately before the withdrawal multiplied by A, and divided by B, where:

A is the Strategy Interim Value immediately after the withdrawal; and

B is the Strategy Interim Value immediately before the withdrawal.

2.	If Rider Charges are deducted, the Indexed Strategy Base immediately after the Rider Charges are deducted is equal to the Indexed Strategy Base immediately before Rider Charges are deducted multiplied by A, and divided by B, where:

A is the Strategy Interim Value immediately after the Rider Charges are deducted.

B is the Strategy Interim Value immediately before the Rider Charges are deducted.

3.	If taxes are deducted, the Indexed Strategy Base immediately after the taxes are deducted is equal to the Indexed Strategy Base immediately before taxes are deducted multiplied by A, and divided by B, where:

A is the Strategy Interim Value immediately after the taxes are deducted.

B is the Strategy Interim Value immediately before the taxes are deducted.

4. If no Withdrawals are taken or deductions made, the Indexed Strategy Base is equal to the Indexed Strategy Base as of the prior day.

Withdrawal Amounts, excluding Advisory Fee Withdrawals, if applicable, will be reduced from the Performance Credit Account Value, if applicable. If the Performance Credit Account Value is depleted, any remaining Withdrawal Amounts will be reduced from the One-Year Fixed Strategy Value and each Strategy Contract Value in the same proportion that each represents to the total Contract Value less the Performance Credit Account Value, if applicable, immediately prior to the withdrawal.

Rider Charges will be reduced from the Performance Credit Account Value, if applicable, One-Year Fixed Strategy Value, and each Strategy Contract Value in the same proportion that each represents to the total Contract Value immediately prior to the charge.

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Advisory Fee Withdrawals, if applicable, will be reduced from the One-Year Fixed Strategy Value and each Strategy Contract Value in the same proportion that each represents to the total Contract Value less the Performance Credit Account Value, if applicable, immediately prior to the withdrawal. If the One-Year Fixed Strategy Value and each Strategy Contract Value are depleted, any remaining Advisory Fee Withdrawal will be reduced from the Performance Credit Account Value, if applicable.

CALCULATION OF STRATEGY CONTRACT VALUE

Index Return is the percentage change in the Index for the Strategy Term. It is determined for each Indexed Strategy and is calculated as A divided by B minus 1, where:

A is the Index Value as of the Ending Index Date.

B is the Index Value as of the Starting Index Date.

Index Credit is determined for each Indexed Strategy and is the effective interest rate applied to an Indexed Strategy Base, based on the Tier Participation Rates, Tier Level, Buffer Percentage and the performance of the Index for that Indexed Strategy, as measured over the Strategy Term.

If the Index Return is greater than or equal to zero the Index Credit is calculated as A multiplied by the lesser of B and C, plus D multiplied by the greater of zero and B minus C, where:

A is the Tier One Participation Rate.

B is the Index Return.

C is the Tier Level.

D is the Tier Two Participation Rate.

If the Index Return is less than zero, the Index Credit is calculated as the lesser of zero and the sum of A and B, where:

A is the Index Return.

B is the Buffer Percentage.

Strategy Contract Value on the first day of a Strategy Term is equal to the Indexed Strategy Base.

On any other day between the first day and the end of the Strategy Term, the Strategy Contract Value equals the Strategy Interim Value.

On the Contract Anniversary at the end of the Strategy Term, the Strategy Contract Value for each Indexed Strategy is calculated as A multiplied by B, where:

A is the Indexed Strategy Base.

B is 1 plus the Index Credit applicable to that Indexed Strategy.

CALCULATION OF STRATEGY INTERIM VALUE

Strategy Interim Value is the daily account value for an Indexed Strategy on any Valuation Day during a Strategy Term other than the first and last day. Strategy Interim Value is calculated at the end of a Valuation Day and will be the amount available from the Indexed Strategy for partial withdrawals (including Advisory Fee Withdrawals), full surrenders, Rider Charges, annuitization and death benefit payments.

On the first day of the Strategy Term, the Strategy Contract Value is equal to the Indexed Strategy Base as described above. This is equivalent to the sum of A plus B, written as A + B, where:

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A is the Derivative Asset Proxy on the first day of the Strategy Term, calculated as C multiplied by D, written as C x D, where:

C is the Indexed Strategy Base.

D is the market value of options as of the Starting Index Date.

B is the Fixed Income Asset Proxy on the first day of the Strategy Term, calculated as C multiplied by (1 – D), written as C x (1 - D), where:

C is the Indexed Strategy Base.

D is the market value of options as of the Starting Index Date.

On any Valuation Day, except for the first day of the Strategy Term, the Strategy Interim Value is equal to the sum of E plus F, written as E + F, where:

E is the Derivative Asset Proxy on the Valuation Day, calculated as C multiplied by G, written as C x G, where:

C is the Indexed Strategy Base.

G is the market value of options as of the preceding Valuation Day.

F is the Fixed Income Asset Proxy on the Valuation Day, calculated as C multiplied by (1 minus D) multiplied by (1 + H)J, written as C x (1 - D) x (1 + H)J, where:

C is the Indexed Strategy Base.

D is the market value of options as of the Starting Index Date.

H is the Daily Fixed Income Asset Proxy Interest Rate.

J is the number of days elapsed in the Strategy Term.

The Daily Fixed Income Asset Proxy Interest Rate is calculated as (1 divided by (1-D)) (1 divided by K) minus 1, written as , where:

D is the market value of options as of the Starting Index Date.

K is the number of days in the Strategy Term.

We determine the methodology used to value the options, which may result in values that may vary higher or lower from other valuation estimates or from the actual selling price of an identical options contract. Such variances may differ from Indexed Strategy to Indexed Strategy and from day to day. The Derivative Asset Proxy uses a fair value methodology to value replicating the portfolio of options that support this product. For each Indexed Strategy, methods for valuing derivatives are based on market consistent inputs, such as from third party vendors.

REALLOCATIONS

Requests for Reallocations to or from an Indexed Strategy are permitted during the Reallocation Period that immediately precedes a Contract Anniversary that coincides with the end of the Strategy Term. We may cease to accept Reallocations to a specific Indexed Strategy at any time.

We will provide You a Reallocation notice 30 days prior to the end of the Strategy Term. You must provide Us with any Reallocation requests within the Reallocation Period. If You choose to reallocate, the Reallocation will be effective on the Contract Anniversary.

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No Reallocations are allowed during a Strategy Term. If You do not provide instructions in Good Order for reallocating the Contract Value, You will be deemed to have elected to continue Contract Value allocation to the same Strategies selected in the prior Strategy Term, provided the same Strategies elected in the prior Strategy Term remain available and allocation to these same Strategies is still permissible. If the same Strategy elected in the prior Strategy Term is no longer available or Reallocation to that Strategy is not permissible, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy.

Reallocation to a new Strategy Term is not permitted if the new Strategy Term begins during the Withdrawal Charge Period and extends beyond the end of the Withdrawal Charge Period or if the new Strategy Term would extend beyond the Contract Maturity Date. Additionally, if You are currently allocated to an Indexed Strategy with a Strategy Term greater than one year, additional Contract Value may not be reallocated to the same Indexed Strategy until the Strategy Term ends.

Reallocations are subject to the terms and conditions in existence for any Strategy(ies) available at that time. Following a Reallocation to any Strategy, the allocation to such Strategy must not be less than the Minimum Allocation to any Strategy shown on the Contract Data Page. You will receive a confirmation of Your Reallocation from Us.

RIDER CHARGES

There are no Rider Charges assessed for this Rider. There may be Rider Charges assessed for other riders attached to the Contract, and any such Rider Charges would be included in the Calculations described above.

Signed for Forethought Life Insurance Company

[Secretary]	[President]

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